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EXHIBIT 11.1


                              BSQUARE CORPORATION
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)


        The following table provides a reconciliation of the numerators and denominators used in calculating basic and diluted earnings per share for the three-month periods ended March 31, 2002 and 2001:


                                                              Three Months
                                                             Ended March 31,
                                                       -------------------------
                                                         2002            2001
                                                       ---------       ---------
Net (loss) income (numerator diluted)                  $  (9,235)      $     830
                                                       =========       =========
Shares (denominator basic):
   Weighted average common shares outstanding             35,364          34,003
                                                       =========       =========
Basic (loss) earnings per share                        $   (0.26)      $    0.02
                                                       =========       =========
Shares (denominator diluted):
   Weighted average common shares outstanding             35,364          34,003
   Common stock equivalents(1)                                --           1,365
                                                       ---------       ---------
   Weighted average common shares and equivalents
   outstanding                                            35,364          35,368
                                                       =========       =========
Diluted (loss) earnings per share                      $   (0.26)      $    0.02
                                                       =========       =========

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(1)  As the Company incurred a net loss attributable to common shareholders for certain of the periods presented above, the effect of common stock equivalents is excluded in those periods, as their effects are anti-dilutive.